CURRENT REPORT FOR ISSUERS SUBJECT TO THE
1934 ACT REPORTING REQUIREMENTS

FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report  (Date of Earliest Event Reported): November 28, 2011

Radient Pharmaceuticals Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-16695	33-0413161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2492 Walnut Avenue, Suite 100, Tustin, California, 92780-7039
(Address of principal executive offices (zip code))

714-505-4461
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Section 1 – Registrant’s Business and Operations
Item 1.01 – Entry into Material Definitive Agreements

Section 2 – Financial Information
Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Section 3 – Securities and Trading Markets
Item 3.02 – Unregistered Sales of Equity Securities
Item 3.03 – Material Modifications to Rights of Security Holders

Alpha /Whalehaven

As discussed in our Current Report on Form 8-K filed on August 29, 2011, on July 1, 2011, Alpha Capital Anstalt (“Alpha Capital”) and Whalehaven Capital Fund Ltd (‘Whalehaven”, and together with Alpha Capital,  collectively the "Plaintiffs") filed a complaint against Radient Pharmaceuticals Corporation (“RPC,” the “Company,” “we” or “our”)  regarding the number of warrants Plaintiffs  received in a registered direct offering we completed in November 2009 and the shareholder vote we obtained at our December 3, 2010 annual shareholder meeting.   As reported in our Form 8-K dated May 17, 2011, on May 10, 2011, we entered into a Settlement Agreement with the Plaintiffs pursuant to which we agreed to issue that number of shares of our common stock equal in value to $10,912,055 at the time of issuance, which shares were evidenced in part by convertible promissory notes issued to the Plaintiffs. Such Settlement Agreement, as amended on May 23, 2011 (the “Original Settlement Agreement”), was approved by the United States District Court for the Southern District of New York (the “Court”) which issued an order providing that the common stock issuable under the notes were exempt securities under Section 3(a)(10) of the Securities Act of 1933, as amended.

As further reported in our Current Report on Form 8-K filed on July 25, 2011, on July 19, 2011 the Plaintiffs wrote a letter to the Court that we failed to perform our obligations under the Original Settlement Agreement, which allegations we disputed.  On August 25, 2011, we entered into a new settlement agreement with Plaintiffs that amended and restated the Original Settlement Agreement (the “Final Settlement Agreement”), which was approved by the Court on August 26, 2011.  The Final Settlement Agreement was consented to by Iroquois Master Fund Ltd., Cranshire Capital, LP, Bristol Investment Fund Ltd., Kingsbrook Opportunities Master Fund LP and Freestone Advantage Partners LP (collectively, the “2011 Noteholders”) because the Final Settlement Agreement modified the convertible promissory notes issued to the Plaintiffs and such notes could not be amended without the consent of each of the 2011 Noteholders pursuant to each of the 2011 Notes.

On November 28, 2011, we entered into separate agreements with Plaintiffs to modify certain provisions of the Final Settlement Agreement (the “November Agreements”).  The 2011 Noteholders consented to the amendments to the notes issued to the Plaintiffs that were contemplated by the November Agreements because such notes could not be amended without the consent of each of the 2011 Noteholders pursuant to each of the 2011 Notes.

Pursuant to each of the November Agreements, the Plaintiffs agreed separately with the Company not to sell more than contractually agreed amounts of the Company’s shares each Plaintiff owns during specific trading periods.  The amount of shares that may be sold by each of the Plaintiffs (expressed as a percentage of the aggregate trading volume of our Common Stock) and the specific trading periods are:

(A)           with respect to each Trading Day from and after November 28, 2011 until the Trading Day (if any) immediately preceding the Trading Day on which a sale of Common Stock is reported by Bloomberg at a price greater than or equal to $0.05 per share (as adjusted for any stock split, stock combination or other similar transaction occurring after November 28, 2011) (the Trading Day on which a sale of Common Stock at a price greater than or equal to $0.05 per share (as adjusted for any stock split, stock combination or other similar transaction occurring after November 28, 2011) is reported by Bloomberg is referred to herein as the “$0.05 Threshold Day”), 12.5% of the aggregate trading volume of the Common Stock for the applicable Trading Day (as reported by Bloomberg using the HP command (or the successor command thereto)) (it being understood and agreed that this shall no longer apply on and after the $0.05 Threshold Day);

(B)           with respect to each Trading Day that occurs from and after the $0.05 Threshold Day until the Trading Day (if any) immediately preceding the Trading Day on which a sale of Common Stock is reported by Bloomberg at a price greater than or equal to $0.10 per share (as adjusted for any stock split, stock combination or other similar transaction occurring after November 28, 2011) (the Trading Day on which a sale of Common Stock at a price greater than or equal to $0.10 per share (as adjusted for any stock split, stock combination or other similar transaction occurring after November 28, 2011) is reported by Bloomberg is referred to herein as the “$0.10 Threshold Day”), 25% of the aggregate trading volume of the Common Stock for the applicable Trading Day (as reported by Bloomberg using the HP command (or the successor command thereto)) (it being understood and agreed that this shall no longer apply on and after the $0.10 Threshold Day); or

(C)           with respect to each Trading Day that occurs from and after the $0.10 Threshold Day until the Trading Day (if any) immediately preceding the Trading Day on which a sale of Common Stock is reported by Bloomberg at a price greater than or equal to $0.15 per share (as adjusted for any stock split, stock combination or other similar transaction occurring after November 28, 2011) (the Trading Day on which a sale of Common Stock at a price greater than or equal to $0.15 per share (as adjusted for any stock split, stock combination or other similar transaction occurring after November 28, 2011) is reported by Bloomberg is referred to herein as the “$0.15 Threshold Day”), 37.5% of the aggregate trading volume of the Common Stock for the applicable Trading Day (as reported by Bloomberg using the HP command (or the successor command thereto)) (it being understood and agreed that this shall no longer apply on and after the $0.15 Threshold Day).

This restriction shall be effective from the date of each of the November Agreements until the earlier of: (x) the End Date, as defined in the November Agreements and (y) the last to occur of (i) the date on which the Plaintiffs notes are no longer outstanding, and (ii) the date on which neither the Plaintiff or any of their affiliates hold any of the shares received pursuant to the Final Settlement Agreement.  The “End Day’ (as defined in the November Agreements) includes the occurrence of certain events or claims, including events of default by the Company under the Final Settlement Agreement and other agreements binding on the Company.

The Plaintiffs also waived the installment payments owed to them under their notes, although we remain liable for any principal and interest outstanding on the maturity date.  Neither the November Agreements nor any of the terms contained therein, impairs the applicability of the exemption from registration pursuant to Section 3(a)(10) to any shares issued pursuant to the Final Settlement Agreement.

The convertibility of the notes issued to the Plaintiffs, the issuance of Settlement Shares and the convertibility and exercisability of all convertible and exercisable instruments of the Company held by each of the Plaintiffs is limited if, upon issuance, conversion or exercise thereof, the holder thereof or any of its affiliates would beneficially own more than 2.9% of our common stock (in the case of Alpha Capital) and 2.0% of our common stock (in the case of Whalehaven).

The form of November Agreements are attached as Exhibits 10.1 and Exhibit 10.2 attached hereto.

2011 Noteholders

On June 29, 2011, we entered into an exchange agreement with the 2011 Noteholders, (the “Exchange Agreement”) to settle our obligations to each of the 2011 Noteholders,  pursuant to which, each 2011 Noteholder agreed to exchange its claims for (i) our 4% $4,950,000 aggregate amount of convertible notes (the “4% Notes”)), (ii) shares of our aggregate stated value  $6,701,000 of 4% Series A Convertible Preferred Stock (the “Preferred Stock”), and (iii) a five year warrant to purchase additional shares of our common stock (the “Warrants,” together with the 4% Notes and Preferred Stock, the “Initial Settlement Securities”). On August 1, 2011, the 4% Notes were amended and waivers were given with respect to the Preferred Stock as disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission on August 2, 2011. On August 26, 2011, we further amended the 4% Notes to change the installment payment dates under the 4% Notes to August 22, 2011, October 4, 2011, and November 4, 2011, and additional waivers were given with respect to the automatic conversion dates under the Preferred Stock so that the automatic conversions were permitted to also occur on August 22, 2011, October 4, 2011, and November 4, 2011.  Additionally, the Maturity Date of the Note was changed to December 8, 2011, and waivers were given with respect to the Preferred Stock so that the final automatic conversion occurred on December 8, 2011. All of the foregoing amendments made, and waivers given, on August 26, 2011 were disclosed in a Current Report on Form 8-K filed with the SEC on August 29, 2011.

On November 28, 2011, we entered into separate exchange agreements with each of the 2011 Noteholders (the “November Exchange Agreements”), the form of which is attached hereto as Exhibit 10.3, pursuant to which each 2011 Noteholder agreed to exchange all of its respective Initial Settlement Securities for the securities described below.  Due to the occurrence of various events of defaults under the 4% Notes and triggering events under the Preferred Stock, the Company determined it was in its best interest to enter into the November Exchange Agreement.  The following securities of the Company will be issued in exchange for the Initial Settlement Securities:

(a)           402,411 shares of the Company’s preferred stock designated as “Series B Convertible Preferred Stock” (the “Series B Preferred Stock”), which Series B Preferred Stock shall, in accordance with its terms, (i) rank senior to all of the Company’s other equity securities, (ii) be initially convertible into approximately 1.8 billion shares of the Company’s common stock, $0.001 par value per share, (iii) have a par value of $0.001 per share, (iv) have a stated value of $10.00 per share, (v) accrue dividends at the rate of 4% per annum which shall be payable in shares of common stock, in arrears upon each conversion of such stock and (vi) contain such other rights, preferences and limitations as are set forth in the Certificate of Designations of Series B Convertible Preferred Stock, which is attached as Exhibit 10.4 attached hereto (the “Series B Certificate of Designations”);

(b)           convertible notes, in the form attached hereto as Exhibit 10.5, in the original principal amount of $4,950,000, which notes shall be initially convertible into approximately 2.2 billion shares of Common Stock, in accordance with the terms thereof (the “November Notes”) and mature on November 28, 2012;

(c)           warrants to acquire up to approximately 7.80 billion shares of Common Stock, in the form attached hereto as Exhibit 10.6 (the “Series A Warrants”), in accordance with the terms of the Series A Warrants; and

(d)           warrants, in the form attached hereto as Exhibit 10.7 (the “Series B Warrants,” together with the Series A Warrants, the “November Warrants”), to acquire 50,000 shares of the Company’s preferred stock designated as Series C Convertible Preferred Stock (the “Series C Preferred Stock,” together with the Series B Preferred Stock, the “November Preferred Stock”), which Series C Preferred Stock shall, in accordance with its terms, (i) rank junior to the Series B Preferred Stock and senior to all of the Company’s other equity securities, (ii) accrue dividends at the rate of 4% per annum, which shall be payable in shares of common stock, in arrears upon each conversion of such stock, (iii) are convertible into shares of Common Stock, (iv) have a par value of $0.001 per share, (v) have a stated value of $10.00 per share and (vi) contain such other rights, preferences and limitations as are set forth in the Certificate of Designations of Series C Convertible Preferred Stock attached hereto as Exhibit 10.8 (the “Series C Certificate of Designations”).

Each of the November Notes, shares of Series B Preferred Stock and shares of Series C Preferred Stock are initially convertible into shares of our common stock at a conversion price equal to the lowest of (i) $.002233, (the “Fixed Conversion Price”), (ii) the price which is equal to the product of (1) 80% multiplied by (2) the quotient of (A) the sum of each of the three (3) lowest daily weighted average prices of our common stock during the twenty (20) consecutive trading day period immediately preceding the date of the conversion or other applicable date of determination (as applicable) divided by (B) three (3) (as adjusted for any stock split, stock dividend, stock combination or other similar transaction during any such twenty (20) trading day period) and (iii) the price which is equal to 80% of the closing bid price of our common stock on the trading day immediately preceding the date of conversion  or other applicable date of determination (as applicable) (as adjusted for any stock split, stock dividend, stock combination or other similar transaction occurring on the applicable date of conversion or other applicable date of determination (as applicable)).  However, if we make certain dilutive issuances (with limited exceptions), the conversion price of the November Notes and the shares of November Preferred Stock will be lowered to the per share price for the dilutive issuances. The Series A Warrants are initially exercisable for shares of our common stock at an exercise price of $0.002233 per share; provided however, if we make certain dilutive issuances (with limited exceptions), the exercise price of the Series A Warrants will be lowered to the per share price for the dilutive issuances.   The Series A Warrants may also be exercised on a “cashless basis” under various circumstances. The Series B Warrants are exercisable for shares of our Series C Preferred Stock at an exercise price of $10.00 per share.  The conversion prices of the Notes, the shares of the November Preferred Stock and the exercise price of the Series A Warrants are also subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions; the exercise price of the Series B Warrants are only subject to adjustment in the case of stock splits, stock dividends or combinations of the Series C Preferred Shares. The convertibility of the November Notes, November Preferred Stock and the exercisability of the Series A Warrants may be limited if, upon conversion or exercise thereof, the holder thereof or any of its affiliates would beneficially own more than 1% of our common stock.

Pursuant to the terms of the Series B Warrants, the Company has the right upon satisfaction of certain conditions (the filing by the Company of this Current Report on Form 8-K with the SEC and the filing by the Company of the Series C Certificate of Designations with the Delaware Secretary of State) to require each of the holders of the Series B Warrants to exercise, on no less than one (1) trading day’s notice, all of their respective Series B Warrant for shares of Series C Preferred Stock.  If the Company requires one holder of a Series B Warrant to so exercise its Series B Warrant, the Company is required to take the same action under all of the other Series B Warrants. If any shares of Series C Preferred Stock are issued upon exercise of any Series B Warrants, the Company will use all the proceeds therefrom solely to (a) pay accrued and unpaid legal fees to our legal counsel (not to exceed $65,000 in the aggregate) and (b) provide ongoing working capital for the Company for a period of not less than ninety (90) days following the first date of issuance of any shares of Series C Preferred Stock.

The November Notes accrue interest at the rate of 4% per annum and shall be paid in arrears, in shares of our common stock upon each conversion of the November Note.  Upon the occurrence of an event of default and until it is cured, the November Notes shall accrue interest at the rate of 18%. If an event of default occurs or change in control transaction occurs we must redeem in cash any Notes submitted to us for redemption upon the terms set forth in the Notes.

Each of the 2011 Noteholders agreed separately with the Company in its respective November Note that from and after the issuance of its respective November Note until the occurrence of a Termination Event (as defined in its November Note) such 2011 Noteholder will not sell an aggregate number of Covered Shares (as defined in its November Note) (i.e. shares of Common Stock issued upon exercise of such 2011 Noteholder’s Series A Warrants and upon conversion of such Noteholder’s November Note, shares of Series B Preferred Stock and Series C Preferred Stock (if any shares of Series C Preferred Stock are issued to such Noteholder) on any trading day that exceed an agreed upon percentage of the aggregate daily trading volume of the Common Stock on such trading day (which initially range from 0.24% to 4.39% for each of the 2011 Noteholders). The initial percentage of the daily trading volume in such Noteholder’s November Note increases by 100% once the Common Stock trades for greater than or equal to $0.05 per share (adjusted for stock splits, combinations and other similar transaction), by an additional 50% once the Common Stock trades for greater than or equal to $0.10 per share (adjusted for stock splits, combinations and other similar transaction) and then no longer applies once the Common Stock trades for greater than or equal to $0.15 per share (adjusted for stock splits, combinations and other similar transaction) or another Termination Event occurs.

Although the November Notes rank senior to all of the Company’s outstanding and future debt, with a few exceptions, they rank pari passu with the notes held by the Plaintiffs.  However, neither of the notes issued to the Plaintiffs may be amended, waived, extended or otherwise modified in any manner or respect without the prior written consent of the holders of the November Notes.

Upon the occurrence of a Triggering Event or Fundamental Transaction, as such terms are defined in the Series B Certificate of Designations and the Series C Certificate of Designations, each holder of shares of the November Preferred Stock has a right to force us to redeem any or all of their shares November Preferred Stock then held by such holder.

The transactions contemplated by the November Exchange Agreements were consummated on November 28, 2011.

The Reverse Stock Splits

Pursuant to our November 4, 2011 Special Shareholders Meeting, our shareholders approved (a) an amendment to our certificate of incorporation to increase our authorized common stock from 750.0 million shares to 5.0 billion shares, and (b) the ability of our board of directors to effect up to three reverse stock splits aggregating to a 1:100 basis.  In connection with the agreements we entered into with the Plaintiffs and each of the 2011 Noteholders, we will effect the first reverse stock split, on a 1:25 basis, on or before January 15, 2012 (without reducing our 5.0 billion shares authorized for issuance pursuant to our certificate of incorporation), and we agreed to reserve a number of shares for Plaintiffs and each of the 2011 Noteholders to accommodate the full conversion of their outstanding notes and preferred stock and exercise of their warrants as well as any other obligations we have to each of them.  If such initial reverse stock split is not effected on or prior to January 15, 2012, then (i) an Event of Default (as defined in the November Notes) and Triggering Events (as defined in the Series B Certificate of Designations and the Series C Certificate of Designations) will occur and (ii) an event of default will occur under the notes issued to the Plaintiffs.

Important Notice regarding the Transaction Documents

The foregoing document and transaction descriptions above are not complete and are subject to and qualified in their entirety by reference to all of the exhibits attached hereto, all of which are incorporated herein by reference.

The documents described herein have been included to provide investors and security holders with information regarding their respective terms. They are not intended to provide any other financial information about us or our subsidiaries and affiliates. The representations, warranties and covenants contained in the transaction documents were made only for purposes of those agreements and as of specific dates; were solely for the benefit of the parties to such agreements; may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the agreements instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of us or our subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the agreements, which subsequent information may or may not be fully reflected in public disclosures by us.

Item 7.01 Regulation FD Disclosure.

On November 29, 2011, we issued a press release announcing the transactions described above.  A copy of the press release containing such announcement is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description
10.1	Agreement with Alpha Capital Anstalt dated November 28, 2011
10.2	Agreement with Whalehaven Capital Ltd. dated November 28, 2011
10.3	Exchange Agreement with the 2011 Note holders dated November 28, 2011
10.4	Form of Certificate of Designations of the Series B Convertible Preferred Stock
10.5	Form of Convertible Note
10.6	Form of Series A Warrant
10.7	Form of Series B Warrant
10.8	Form of Certificate of Designations of the Series C Convertible Preferred Stock
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIENT PHARMACEUTICALS CORPORATION

By:	/s/ Akio Ariura
Name: Akio Ariura
Title: Chief Financial Officer

Dated: November 29, 2011